UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by Registrant  :

Filed by a Party other than the Registrant  9

Check the appropriate box:

9	Preliminary Proxy Statement

9	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)(2))

:	Definitive Proxy Statement

9	Definitive Additional Materials

9	Soliciting Material Pursuant to '240.14a-12

MAYDAO CORPORATION
(Name of Registrant as Specified In Its Charter)

_________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the Appropriate box):

:	No fee required.

9	Fee computed on table below per Securities Exchange Act Rules 15a-6(i)(4) and 0-11.

9	Fee paid previously with preliminary materials.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)
Per unit price or other underlying value of transaction computed pursuant to Securities Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

9
Check box if any part of the fee is offset as provided by Securities Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

MAYDAO CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

December 14, 2010

MAYDAO CORPORATION PO Box 58228 Salt Lake City, UT 84158 Tel: (801) 531-0404 Fax: (801) 531-0707 www.maydao.com

MAYDAO CORPORATION
PO Box 58228
Salt Lake City, Utah 84158
Tel: (801) 531-0404
Fax: (801) 531-0707

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS
December 14, 2010

To the Shareholders:

The Annual Meeting (“Meeting”) of shareholders of MAYDAO CORPORATION (“Company”) will be held at The Little America Hotel, 500 South Main Street, Salt Lake City Utah 84101 on Tuesday December 14, 2010 commencing at 10:00 am MST for the following purposes:

1.	To elect three directors of the Company.

2.	To ratify the appointment of the Company's independent auditors.

3.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on November 17, 2010, as the record date for the determination of shareholders entitled to notice of the Meeting.  All shareholders of record at close of business on that date will be entitled to vote at the Meeting.  The transfer books will not be closed. A listing of those entitled to vote will be available for inspection ten days prior to the meeting at the corporate office of the Company.

Shareholders who do not plan to attend the Meeting are urged to read the enclosed proxy statement and to fill in, date, and sign the enclosed proxy and return it to the Company in the enclosed envelope.

By Order of the Board of Directors

/s/ Paul Roszel
Paul Roszel, Chairman

Salt Lake City, Utah
November 15, 2010

THIS PROXY STATEMENT AND ANY ACCOMPANYING MATERIALS ARE SOLELY FOR THE INFORMATION OF PRESENT SHAREHOLDERS OF THE COMPANY.  NO ONE SHOULD BUY OR SELL ANY SECURITY IN RELIANCE ON ANY STATEMENT HEREIN. THIS PROXY STATEMENT AND ANY ACCOMPANYING MATERIALS ARE NEITHER AN OFFER TO BUY OR SELL ANY SECURITY.

MAYDAO CORPORATION
PO Box 58228
Salt Lake City, Utah 84158
Tel: (801) 531-0404
Fax: (801) 531-0707

PROXY STATEMENT AND SOLICITATION

This Statement is furnished in connection with the solicitation by the Board of Directors of Maydao Corporation, a Utah corporation (“Company”), of proxies to be voted at the Company’s annual meeting of shareholders (“Meeting”) to be held on Tuesday December 14, 2010.  This proxy statement and form of proxy will be sent to shareholders on approximately November 29, 2010.

If the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting.  Each proxy will be voted as instructed and if no instruction is given will be voted “FOR” the election of the named directors and FOR” ratification of the appointment of the independent auditors of the Company.  The named proxies may vote at their discretion upon such other matters as may properly come before the Meeting.  A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice to the Company, by executing a later dated proxy, or by voting in person at the meeting.

If a shareholder is the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with the beneficial owner’s instructions.  If the owner does not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items and those shares will be treated as “broker non-votes”.  The election of directors is a “discretionary” item.

A shareholder’s failure to vote against a proposal will constitute a waiver of his appraisal or similar rights.  A shareholder’s vote against a proposal will be deemed to satisfy any notice requirements with respect to appraisal rights.

PERSONS MAKING THE SOLICITATION

The proxy is solicited on behalf of the Board of Directors of the Company.  The cost of soliciting proxies will be borne by the Company.  The Company estimates that the total cost of this solicitation will aggregate $6,500.  To date, the Company has spent $1,000.  The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to those persons for whom they hold such shares and request authority for the execution of proxies.  The Company will reimburse for reasonable costs incurred by them in so doing.  Directors, officers, and employees of the Company may solicit proxies in person or by mail, telephone or electronic means, but will receive no extra compensation for doing so.

SHAREHOLDERS ENTITLED TO VOTE

All holders of common shares of the Company are entitled to one vote for each share held.  As of the record date, November 17, 2010, there were 8,685,746 common shares outstanding.  There are no other voting securities outstanding.  A majority of the common shares constitutes a quorum at any shareholders’ meeting. Nominee non-votes and abstentions will be counted for purposes of determining a quorum but will not be counted as votes cast. Shareholders are not entitled to cumulate their shares for voting purposes. The transfer books of the Company will not be closed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of January 20, 2010, the share ownership of each person known to the Company to be the beneficial owner of 5% of the Company's common shares.

Title of Class	Name & Address of Beneficial Owner	Amount, Nature & Percentage of Beneficial Ownership
Common	Inter-Continental Recycling, Inc.	4,662,112 shares (voting)	53.74%
	(Note 1 & 2)
	7 Darren Place
	Guelph, Ontario Canada

Common	Paul Roszel	242,066 shares (voting)	2.79%
	(Notes 1 & 2)
	7 Darren Place
	Guelph, Ontario Canada

Common	Richard R. Ivanovick C.A.	497,163 shares (voting)	5.73%
	23 Cottontail Place
	Cambridge, Ontario Canada

Common	James Roszel	92,348 shares (voting)	1.06%
	(Note 2)
	7 Darren Place
	Guelph, Ontario Canada

Note (1) Inter-Continental Recycling Inc. is owned and beneficially held by Mr. Paul Roszel, a director of the Company, and his immediate family.
Note (2) James Roszel is the son of Paul Roszel

Security Ownership of Management

Title of Class	Name & Address of Beneficial Owner	Amount, Nature & Percentage of Beneficial Ownership
Common	Inter-Continental Recycling, Inc.	4,662,112 shares (voting)	53.74%
	(Note 1 & 2)
	7 Darren Place
	Guelph, Ontario Canada

Common	Paul Roszel	242,066 shares (voting)	2.79%
	(Notes 1 & 2)
	7 Darren Place
	Guelph, Ontario Canada

Common	Richard R. Ivanovick C.A.	497,163 shares (voting)	5.73%
	23 Cottontail Place
	Cambridge, Ontario Canada

Common	James Roszel	92,348 shares (voting)	1.06%
	(Note 2)
	7 Darren Place
	Guelph, Ontario Canada

Common	Directors, as a Group	5,493,688 shares (voting)	63.32%

Note (1) Inter-Continental Recycling Inc. is owned and beneficially held by Mr. Paul Roszel, a director of the Company, and his immediate family.
Note (2) James Roszel is the son of Paul Roszel

DIRECTORS AND EXECUTIVE OFFICERS

The following persons are the current directors and executive officers of the Company:

Name	Age	Position	Term of Office

Paul Roszel	53	Chairman of the Board,	Inception to Present
		President

Richard R. Ivanovick C.A.	69	Chief Financial Officer,	03/99 to Present
		Director

James Roszel	28	Director	09/09 to Present

Paul Roszel has been involved with the Company since 1988. Mr. Roszel has over 25 years of hands on experience in the recycling industry. He has been actively involved in the development and implementation of collection, processing, transportation and sales/marketing programs for secondary commodities. Paul Roszel is a Director in Oldwebsites.com Inc and Scrap China Corporation.

Richard R. Ivanovick C.A. joined the Company in November 1998. For the past 32 years, Mr. Ivanovick has been serving as President of Marsh Tire Service Ltd., Ontario, Canada, a company involved in automobile service, sales and leasing of automobiles, in the Guelph, Ontario area.  Richard Ivanovick is the Chief Financial Officer of Oldwebsites.com Inc and Scrap China Corporation.

For the past eight years Mr. James Roszel has been responsible for the ongoing marketing, and participated in business development of RecycleNet Corporation.  James Roszel has been the President and a Director of Oldwebsites.com, Inc. (formerly Fiberglass.com, Inc.) since its inception.  James Roszel is a director of Scrap China Corporation.  James Roszel is the son of Paul Roszel.

There are no arrangements or understandings between any of the foregoing and any other person pursuant to which the foregoing were selected to be nominees as directors of the Company.  There are no significant employees who are not also directors or executive officers except as described above.  There are no material legal proceedings pending against the Company or any of its officers or directors or involving any adverse interest by any officer or director against the Company.

Involvement in Certain Legal Proceedings

To the knowledge of the Company there are no pending or threatened litigation or proceedings against the Company.

Meetings of the Board

During the last fiscal year the Company's Board of Directors held three meetings and took unanimous action through three sets of minutes. All directors attended all meetings.

Committees

The Company does not have standing audit, nominating, compensation or other committees of its Board of Directors.

Indemnification of Directors and Officers
Compliance with Section 16(a) of the Exchange Act

Section 16-10a-901 through 909 of the Utah Revised Business Corporation Act authorizes a corporation's board of directors or a court to award indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred, including counsel fees) arising under the Securities Act of 1933. A director of a corporation may only be indemnified if: (1) the conduct was in good faith; and (2) the director reasonably believed that the conduct was in or not opposed to the corporation's best interest; and (3) in the case of any criminal proceeding, the director had no reasonable cause to believe the conduct was unlawful. A corporation may not indemnify a person under the Utah Act unless and until the corporation's board of directors has determined that the applicable standard of conduct set forth above has been met.

The Company's Articles of Incorporation do not provide for any additional or different indemnification procedures other than those provided by the Utah Act, nor has the Company entered into any indemnity agreements with its current directors and officers regarding the granting of other or additional or contractual assurances regarding the scope of the indemnification allowed by the Utah Act. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Company regarding which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims or indemnification. The Company has not obtained director's and officer's liability insurance, although the board of directors of the Company may determine to investigate and, possibly, acquire such insurance in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDANCE

The Company had an agreement with Inter-Continental Recycling, Inc., an Ontario Corporation with its head office address at 7 Darren Place, Guelph, Ontario, Canada to provide various services for the Company. Inter-Continental Recycling, Inc. is controlled 100% by Mr. Paul Roszel and his immediate family.

Inter-Continental Recycling Inc. operates a pool of qualified personnel, working on development projects, computer programming updates and sales activities for various companies.  From this pool of personnel, Inter-Continental assigned and provided employees to the Company as long as the Company required them and could pay the associated costs.

The Company was billed monthly for services supplied for management and sales activities, which varied monthly based on the activity level. The charges for these services for the years ended December 31, 2009 and 2008 were $217,513 and $235,198 respectively.

Inter-Continental Recycling Inc. owns 4,662,112 common shares of Maydao Corporation as of January 20, 2010.

Mr. Paul Roszel through his holdings controls the majority of the shares in Maydao Corporation.

The Company has no stock options, option plans, or other incentive compensation plans at the present time, although the Company anticipates that it may adopt incentive compensation plans in the future. Further, the Company has no formal management or employment agreements with any of its officers, directors or other employees.
Officers, directors, and greater than 5% shareholders, of the Company may have a direct or indirect interest in future potential businesses or entities in the recycling industry.

There were no transactions or series of similar transactions during the Company's last fiscal year (or currently proposed) in which the amount exceeds $60,000 and to which the Company and any of its officers, directors or greater than 5% shareholders are parties or have a material interest, direct or indirect.  None of the Company's directors is or has been an executive officer of, or owns or owned in excess of 10% equity interest in, any business or professional entity that has made, currently or during the last full fiscal year, any payments to the Company in excess of 5% of the Company's or other entity's consolidated gross revenues for its last full fiscal year.  None of the Company's directors is or has been an executive officer of or owns or owned in excess of 10% equity interest in any business or professional entity to which the Company has made or will make payments for property or services in excess of 5% of the Company's or other entities consolidated gross revenues for its last full fiscal year.  None of the Company's directors are or have been executive officers of or owns or owned in excess of 5% equity interest in any entity to which the Company was indebted at the end of its last full fiscal year in an aggregate amount in excess of 5% of the Company's total consolidated assets at the end of such year.  None of the Company's directors are members of or counsel to any law firms that the Company has retained or partners or officers of any investment banking firm that has performed services for the Company.  Finally, no director, executive officer, nominee for election as director, any member of the immediate family of the forgoing persons, any corporation or organization of which any of the foregoing persons is an officer or partner or is (directly or indirectly) owner of 10% or more of equity securities of such entity, or any trust or estate in which any of the foregoing persons has a substantial interest or serves as trustee, is or has been indebted to the Company at any time since the beginning of the Company's last fiscal year in excess of $60,000.  See also Note 2 on Notes to Consolidated Financial Statements.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Chief Executive Officer and a director of the Company is Paul Roszel.  His total compensation aggregated $46,944 USD during the year ending December 31, 2009.  The Company did not pay the compensation directly.  It was paid by the majority holder of the Company’s voting securities, Inter-Continental Recycling Inc.  The Company reimburses Inter-Continental Recycling Inc. on a monthly basis for the compensation paid by it to Mr. Roszel.  Thus, it may be deemed that the Company pays Mr. Roszel’s compensation indirectly.  During the year ending December 31, 2009, Richard R. Ivanovick, Chief Financial Officer and a director was paid for consulting services of $8,618 USD.  As of the quarter ending March 31, 2009, the Company owed Mr. Ivanovick $17,320 for his consulting services for the 4th quarter of 2008 and the 1st quarter of 2009.   On September 24, 2009, Mr. Ivanovick was issued 866,009 common shares in lieu of payment for this accrued liability.  No officer of the Company earned an aggregate of $100,000 or more in total compensation during the fiscal year noted or during the two fiscal years prior thereto.  The total cash compensation of all officers during the last fiscal year was $55,562 USD paid to Mr. Roszel and Mr. Ivanovick.

The following table shows compensation earned during the fiscal years 2009 and 2008 by the Officers and Directors of the Company.  They are the only persons who received compensation during those periods. No other miscellaneous compensation was paid or stock options granted during those periods.

Summary Compensation Table

Name & Principal Positions	Fiscal Year	Salary
Paul Roszel, President & Chairman	2009	$46,944
	2008	$80,482

Richard R. Ivanovick, CFO	2009	$ 8,618
(Note 1)	2008	$38,190

James Roszel, Director	2009	$ 0
	2008	$ 0

NOTE 1:  During the years ended December 31, 2009 and 2008, Richard R Ivanovick, CFO was paid for consulting services of $8,618 and $38,190, respectively.   As of the quarter ending March 31, 2009, the Company owed Mr. Ivanovick $17,320 for his consulting services for the 4th quarter of 2008 and the 1st quarter of 2009.   On September 24, 2009, Mr. Ivanovick was issued 866,009 common shares in lieu of payment for this accrued liability.

Because of the description above of the compensation paid during the last fiscal year, the Company is not including a Compensation Discussion and Analysis pursuant to Item 402(b) under Regulation S-K or S-B inasmuch as the Company believes the analysis and discussion is not necessary under the circumstances.

The Company does not have a Compensation Committee. The compensation is determined by the Board of Directors and is paid only for services actually rendered.  The Board determines the compensation primarily based upon the value to the Company of the services rendered, the prevailing rates of compensation in the industry in which the Company does business, and similar factors.

INDEPENDENT PUBLIC ACCOUNTANTS

Hansen, Barnett & Maxwell, P.C. served as the Company’s Independent Registered Public Accountants for the years ended December 31, 2009 and 2008, and is expected to serve in that capacity for the current year.

It is not expected that a representative of Hansen, Barnett & Maxwell, P.C. will attend the Annual Meeting of the shareholders to be held December 14, 2010 however, if a representative should attend the meeting they will have the opportunity to make a statement if they so desire and they should be expected to be available to respond to any appropriate questions posed.

Principal accounting fees for professional services rendered for the Company by Hansen, Barnett & Maxwell, P.C. for the years ending December 31, 2009 and 2008 are summarized as follows:

	2009	2008
Audit Fees	$23,450	$25,900
Audit related	-	-
Tax	3,000	2,100

Total	$26,450	$28,000

Audit Fees.  Audit fees were for professional services rendered in connection with the Company’s annual financial statement audits and quarterly reviews of financial statements and review of, and preparation of, consents for registration statements for filing with the Securities and Exchange Commission.

Audit-Related Fees.  Fees billed for the assurance and related services by the Company’s accountant that are related to the performance of the audit or review of the financial statements and are not reported as Audit Fees.

Tax Fees.  Tax fees related to services for tax compliance and consulting.

Audit Committee Pre-Approval Policies and Procedures.  At its regularly scheduled and special meetings, the Board of Directors, which is comprised of independent directors knowledgeable of financial reporting, considers and pre-approves any audit and non-audit services to be performed by the Company’s independent accountants. The Board of Directors has the authority to grant pre-approvals of non-audit services.

PROPOSAL NUMBER 1 - ELECTION OF DIRECTORS

The persons named above in "Directors and Executive Officers" and who are designated as directors of the Company, Paul Roszel and Richard R. Ivanovick and James Roszel are standing for election as directors of the Company for the coming year or until their successors are qualified and elected.  The Company expects all of the nominees will be able to serve as directors.  If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management.

The Board of Directors recommends a vote "FOR" the above nominees.

PROPOSAL NUMBER 2 - APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed HANSEN, BARNETT & MAXWELL, P.C. certified public accountants, Salt Lake City, Utah, to be the independent public accountants for the Company during the coming year and until the next annual shareholders meeting of the Company.  Hansen, Barnett & Maxwell, P.C. has served as the Company's public accountants for more than eight years and the Board is requesting that the shareholders ratify that appointment.

The Board of Directors recommends a vote "FOR" the ratification of the public accountants.

SHAREHOLDER PROPOSALS

Shareholders of the Company may present proposals to the Company for inclusion in the Company's proxy statement prepared in connection with its next regular annual meeting of shareholders.  Proposals to be included in the materials for the 2010 annual meeting must be received by the Company no later than January 31, 2011 in order to be considered for inclusion.  The Board will review any proposal that is received by that date and determine if it is a proper proposal to present to the 2010 annual meeting of shareholders.

OTHER MATTERS

As of the date of this proxy statement, management of the Company is unaware of any other matters for action at the meeting other than as set forth herein.  If any other matter properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.

ANNUAL REPORT

Accompanying this Proxy Statement is a copy of the Company’s financial information contained in its Annual Report of December 31, 2009 on Form 10-K/A as filed with the Securities and Exchange Commission in Washington, DC. The Company hereby incorporates by this reference all other filings made by the Company under Section 13 of the Securities Exchange Act of 1934 in this Proxy Statement for purposes of disclosure of information required herein by the Proxy Rules, as applicable, of the Commission under Section 14 of that Act and the rules there under.  The Company hereby undertakes to deliver, upon written or oral request, a copy of the Proxy Statement and/or the Annual Report on Form 10-K/A to any person who so requests. Direct requests to the Company at its address set forth above or request via email at info@maydao.com

By Order of the Board of Directors

November 15, 2010
Paul Roszel, Chairman

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 Fax: (801) 532-7944 www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors
Maydao Corporation

We have audited the consolidated balance sheets of Maydao Corporation (formerly RecycleNet Corporation) and subsidiaries as of December 31, 2009 and 2008 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Maydao Corporation and subsidiaries as of December 31, 2009 and 2008 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s recent sale of its operations, negative cash flows from operations and accumulated deficits raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
March 15, 2010

MAYDAO CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
	December 31,	December 31,
	2009	2008
ASSETS
Current Assets
Cash	$2,613	$41,348
Trade accounts receivable, net of allowance for bad debt of
$0 and $2,500, respectively	-	13,213
Prepaid expenses	1,000	6,061
Total Current Assets	3,613	60,622
Property and Equipment
Equipment	-	21,422
Less: Accumulated depreciation	-	(12,853)
Net Property and Equipment	-	8,569
Related party receivable	-	160,892
Total Assets	$3,613	$230,083

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Related party accounts payable	$8,000	$8,702
Accrued liabilities	24,929	29,494
Deferred revenue	-	57,074
Total Current Liabilities	32,929	95,270
Stockholders' Equity (Deficit)
Class N convertible shares $0.01 par value;
70,896,789 shares authorized; 0 and 56,800,000 Class N shares
issued and outstanding, respecitvely	-	568,000
Common shares - $0.01 par value; 179,103,211 shares authorized;
8,675,742 and 7,909,141 shares issued and oustanding, respectively	867,574	790,914
Additional paid-in capital	507,857	4,462
Accumulated deficit	(1,404,747)	(1,228,563)
Total Stockholders' Equity (Deficit)	(29,316)	134,813
Total Liabilities and Stockholders' Equity (Deficit)	$3,613	$230,083

 MAYDAO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
	For the Year
	Ended December 31,
	2009	2008
Sales	$407,272	$594,848
Operating Expenses
Selling, general and administrative expenses	412,982	576,329
Write-off of related party receivable	170,474	-
Total Operating Expenses	583,456	576,329
Net Income (Loss)	$(176,184)	$18,519

Basic Income (Loss) Per Common Share	$(0.02)	$-
Diluted Income (Loss) Per Common Share	$(0.02)	$-
Basic Weighted-Average Common Shares Outstanding	8,073,982	7,909,141
Diluted Weighted-Average Common Shares Outstanding	8,073,982	64,709,171

 The accompanying notes are an integral part of these consolidated financial statements.

MAYDAO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2009

					Additional		Total
	Class N Common Shares		Common Shares		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity/(Deficit)
Net loss for the year ended December 31, 2007						$(77,021)	$(77,021)
Balance - December 31, 2007	56,800,000	$568,000	7,909,141	$790,914	$4,462	$(1,247,082)	$116,294
Net income for the year ended December 31, 2008	-	-	-	-	-	18,519	18,519
Balance - December 31, 2008	56,800,000	568,000	7,909,141	790,914	4,462	(1,228,563)	134,813
Issuance of 866,009 shares of common stock in lieu of accrued liability	-	-	86,601	8,660	8,660	-	17,320
Conversion of 6,800,000 shares of Class N to 6,800,000 shares of common stock;	(6,800,000)	(68,000)	680,000	68,000	-	-	-
Sale of Scrap.net through shareholder distribution and redemption of 50,000,000 Class N shares	(50,000,000)	(500,000)	-	-	494,735	-	(5,265)
Net loss for the year ended December 31, 2009	-	-	-	-	-	(176,184)	(176,184)
Balance - December 31, 2009	-	$-	8,675,742	$867,574	$507,857	$(1,404,747)	$(29,316)

MAYDAO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Twelve Months Ended December 31,	2009	2008
Cash Flows From Operating Activities:
Net income (loss)	$(176,184)	$18,519
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation	3,213	4,285
Bad debt expense	-	5,000
Adjustment to investment in Scrap.net for amounts owed to Scrap.net	8,959	-
Write-off of related party receivable	170,474	-
Changes in assets and liabilities:
Accounts and other receivables	1,517	3,715
Prepaid expenses	6,061	(440)
Related party accounts payable	-	8,702
Accrued liabilities and accounts payable	4,263	(1,615)
Deferred revenue	(20,556)	(34,475)
Net Cash (Used in) Provided by Operating Activities	(2,253)	3,691
Cash Flows From Investing Activities:
Advances to related party	(9,582)	(14,707)
Cash distributed upon sale of Scrap.net	(34,900)	-
Net Cash Used In Investing Activities	(44,482)	(14,707)
Cash Flows From Financing Activities:
Advances from related party	8,000	-
Net Cash Provided by Financing Activities	8,000	-
Net Change in Cash	(38,735)	(11,016)
Cash at Beginning of Period	41,348	52,364
Cash at End of Period	$2,613	$41,348

Non-Cash Investing and Financing Activities:
Issuance of common stock through conversion of accrued liabilities	$17,320	$-
Conversion of 6,800,000 Class N Shares for 6,800,000 shares common stock	68,000	-
Valuation of common shares to be issued for future services to be performed	1,000	-

The accompanying notes are an integral part of these consolidated financial statements.

MAYDAO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Consolidation – The consolidated financial statements included the accounts of Maydao Corporation and its wholly owned subsidiaries Scrap.Net, Inc., Waste.Net, Inc. and Recycle West Network through November 30, 2009. Inter-company accounts and transactions were eliminated on consolidation.

On November 30, 2009, the Company sold all of its outstanding shares of the Company’s wholly owned subsidiary Scrap.Net Inc (and its wholly owned subsidiary’s Waste.Net, Inc and Recycle West Network) by a share exchange with Inter-Continental Recycling Inc.  Inter-Continental Recycling Inc. exchanged all of the issued and outstanding Class N shares of Maydao Corporation owned by Inter-Continental Recycling Inc. in exchange for all of the issued and outstanding shares of Scrap.Net Inc.

The enclosed financial data reflects the consolidated operations of the Company for the years ended December 31, 2009 and 2008.

Business Condition – These financial statements have been prepared assuming the Company will continue as a going concern. As of December 31, 2009, the Company has an accumulated deficit of $1,404,747 and has experienced negative cash flows from operations. This situation raises substantial doubt about its ability to continue as a going concern. In addition, upon divestiture of Scrap.net Inc on November 30, 2009 the Company has no operations. Due to the economic downturn during 2008-2009, Management was of the opinion that the economy would not recover quickly enough for the core operations of its business to be sustainable as a “going concern”.   Since the fall of 2008 the Company had seen a number of its customers closing their operations or declaring bankruptcy.  The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Values of Financial Instruments - Due to their near-term nature, the amounts reported as prepaid expenses, related party accounts payable, and accrued liabilities are considered to be reasonable approximations of their fair values.

Accounts Receivable – With the divestiture of the assets of the Company there are no longer any revenues and therefore there are no accounts receivables. Prior to the divestiture, as discussed above, the Company provided an allowance for doubtful accounts equal to the estimated collection losses that could be incurred in collection of all receivables. The estimated losses are based on historical collection experience coupled with review of the current status of existing receivables. Allowance for doubtful accounts for December 31, 2009 and 2008 was $0 and $2,500, respectively.

Equipment –With the divestiture of the assets of the Company there is no equipment remaining within the Company. Prior to the divestiture, as discussed above, equipment was stated at cost. Maintenance and repairs of equipment were charged to operations and major improvements were capitalized. Upon retirement, sale, or other disposition, the cost and accumulated depreciation were eliminated from the accounts and a gain or loss is included in operations. Depreciation was computed using the straight-line method over the estimated useful lives of the property and equipment, which were three to five years. Depreciation expense was $3,213 and $4,285 for the years ended December 31, 2009 and 2008, respectively.

Revenue Recognition - Revenue from services were recognized as the services are provided. Website advertising services were charged on a monthly or Pay-Per-Lead basis without guarantee of the number of customers viewing the web site. Revenues from the Internet portal services business were derived from individual custom packages that included any combination of the following services: subscription fees, credit package bundles that are used in the Pay-Per-Lead services, HTML linking services, advertising, and web page construction. The Company’s Pay-Per-Lead service was designed so that the customer could buy the information that was of value to them instead of paying a monthly or annual fee.  With respect to the Internet portal sites that facilitate e-commerce trading, the Company only charged a fee for services that were provided to customers. The Company did not charge sellers or buyers a percentage of the value of their transactions nor did the Company charge a back-end fee. Customer payments received in advance of providing services were recorded as deferred revenue and were then recognized proportionately as services were performed.

Upon divestiture of the Company’s assets on November 30, 2009, operations within the Company were sold and the Company will record no additional revenue from its historical activities.

Advertising Costs - Advertising costs were charged to expense in the period incurred. Advertising expense for the years ended December 31, 2009 and 2008 were $316 and $124 respectively.

Income Taxes - The Company recognizes an asset or liability for the deferred tax consequences of all temporary differences between the tax basis of assets or liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the asset or liabilities are recovered or settled.  Deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse.  Deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary. Assets and liabilities are established for uncertain tax positions taken or positions expected to be taken in income tax returns when such positions are judged to not meet the “more-likely-than-not” threshold based on the technical merits of the positions. Estimated interest and penalties related to uncertain tax positions are included as a component of selling, general and administrative expense.

Basic and Diluted Income (Loss) per Common Share - Basic income (loss) per common share is calculated by dividing net income (loss) by the weighted-average number of common shares outstanding. Diluted income per common share is calculated by dividing net income by the weighted-average number of Class N shares and common shares outstanding to give effect to potentially issuable common shares, except during loss periods when those potentially issuable shares are anti-dilutive.  Basic and diluted income (loss) per share reflect the recent stock split as further discussed in Note 3.

As of November 30, 2009 all of the Class N shares have been retired.

The shares used in the computation of basic and diluted income (loss) per common share for the year ended December 31, 2009 and 2008 are as follows:

	For the Years Ended
	December 31,
	2009	2008

Weighted-average number of common shares used in basic
income (loss) per common share calculation	8,073,982	7,909,141

Incremental potentially issuable common shares from assumed
conversion of Class N common shares		56,800,000

Weighted-average number of common shares and dilutive
potential common shares used in diluted income (loss) per
common share calculation	8,073,982	64,709,171

Subsequent Events – Subsequent events have been evaluated through March 15, 2010, the date which these financial statements were available to be issued.

NOTE 2 - RELATED PARTY TRANSACTIONS

Related Party Payable - As of December 31, 2009, the Company has received advances of $8,000 from Scrap.Net, Inc., a former subsidiary of the Company.  These funds were advanced so that the Company could pay for certain expenses such as legal and accounting expenses. This advance is due on demand and bears no interest.

Service Agreements - The Company had an agreement with Inter-Continental Recycling, Inc. and its wholly owned subsidiary Cooksmill NetSystems, Inc. to provide various services for the Company. Inter-Continental Recycling, Inc., and as such Cooksmill NetSystems, Inc., is 100% owned by the immediate family of the President of the Company.  The Company was billed monthly for services supplied for Internet service provider fees, merchant services and management and sales activities, which vary monthly based on the activity level. The charges for these services for the year ended December 31, 2009 and 2008 were $217,513 and $235,198, respectively and are discussed further below.

As part of this agreement, Cooksmill NetSystems Inc. provided Rhodium WebWeaver Services to the Company for website management and e-commerce software (ISP) and the fees for these services were billed to the Company on a monthly basis. The Rhodium WebWeaver Services (ISP) charges for the year ended December 31, 2009 and 2008 were $22,000 and $24,000, respectively.

All management and staff were retained on an unwritten contract basis under a related party transaction with Inter-Continental Recycling, Inc. Because of the affiliation between Inter-Continental and the Company, the agreement between them had no definite duration and continued as necessary for the conduct of business by the Company. Inter-Continental assigned and provided employees to the Company as long as the Company required them and could pay the associated costs. Inter-Continental provided services to and for the Company by employees of Inter-Continental. There was no mark-up or other charge incurred by the Company from Inter-Continental and the Company paid the same amount for services for the Inter-Continental employee’s, as did Inter-Continental. The management/staff charges for year ended December 31, 2009 and 2008 were $190,046 and $204,278, respectively.

Inter-Continental Recycling, Inc. and the Company were also engaged in a merchant services agreement. On behalf of Inter-Continental Recycling, Inc. the Company operated, maintained, billed and collected payments for services offered on web sites owned by Inter-Continental Recycling, Inc.  The Company then issued payment to Inter-Continental Recycling, Inc. for an agreed upon rate.  The commissions paid and recorded by the Company for this merchant service agreement with Inter-Continental Recycling, Inc. for the year ended December 31, 2009 and 2008 were $44 and $6,920, respectively.

The Company was engaged in an affiliate marketing agreement with Cooksmill NetSystems, Inc. as of January 1, 2008.  Through this affiliate marketing agreement, Cooksmill NetSystems, Inc. paid the Company (the “Affiliate”) a commission on net Pay-Per-Lead service sales generated by customers referred by the Company’s web sites.  Revenue recorded under the affiliate marketing agreement for the years ended December 31, 2009 and 2008, was $18,008 and $24,841 respectively.

The Company has office space in a facility owned by the President of the Company. For the year ended December 31, 2009 and 2008, rent expense was $1,800 and $2,400, respectively.

Under the terms of a distribution rights agreement related to the Rhodium WebWeaver TurnKey E-Commerce system, the Company is obligated to pay Mr. Roszel, the President of the Company, a $1,000 royalty payment for each Rhodium WebWeaver license the Company is able to secure.  For the years ended December 31, 2009 and 2008, no royalty payments were required under this agreement.

NOTE 3 - STOCKHOLDERS' EQUITY

The Company is authorized to issue 250,000,000 common shares with a par value of $0.01 per share. The board of directors is authorized to designate one or more series within the class of common shares and to designate relative preferences, limitations and rights. The Board has designated 70,896,789 common shares as Class N shares. The Class N shares have voting rights of one vote per share and are non-equity participating shares. The Class N shares are convertible into common shares on the basis of one Class N share into one common share of the Company, solely at the option of the holders.

On September 24, 2009, the Board of Directors issued Richard Ivanovick, the Chief Financial Officer of the Company, restricted common shares in exchange for the amount owing for management and professional services rendered by Mr. Ivanovick from October 1, 2008 to March 31, 2009.  These services had been accrued by the Company as a liability in the amount of $17,320. The number of shares issued to Mr. Ivanovick was calculated based on the market ask price on September 24, 2009 and 866,009 shares of common stock were issued.

On October 15, 2009, a shareholder converted 6,800,000 Class N shares into 6,800,000 common shares of RecycleNet Corporation. After the conversion, the Company had 50,000,000 Class N shares outstanding.

On November 30, 2009, 50,000,000 Class N shares were returned to the Company by Inter-Continental Recycling Inc. in exchange for all of the issued and outstanding shares of the Company’s wholly owned subsidiary Scrap.Net Inc. This sale of all of the operations within Maydao Corporation resulted in a shareholder distribution of $5,265.

Upon completion of this share exchange with Intercontinental Recycling, Inc., there are no material assets or liabilities remaining within the Company, there are no special class shares (Class N shares), and the Company has sold its operations and was re-classified as a “Shell company”.

As of November 30, 2009, upon the return of the Class N shares owned by Inter-Continental Recycling, Inc., all of the outstanding Class N shares have been retired.

On December 15, 2009, Maydao Corporation retained IBC USA, Inc, a professional consulting firm specializing in USA & China Capital formation,  as a strategic advisor in developing its new strategic corporate initiative.  IBC USA, Inc. will seek prospective reverse merger candidates on behalf of the Company, with a focus on companies from China that desire to expand into the USA.  Maydao Corporation will issue IBC USA, Inc. 10,000 post-split common “restricted” shares as total compensation for the services provided by IBC USA, Inc.  The 10,000 post-split common shares have been valued based on the adjusted market close price  as of December 15, 2009 at $1,000 and recorded as a prepaid expense and accrued liability as the shares were issuable, but had not yet been issued as of December 31, 2009.  These shares were issued to IBC in February 2010.

Cumulative voting for the election of directors is not provided for in the Company's amended Articles of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The voting shares are not entitled to preemptive rights and are not subject to conversion or redemption. Upon a liquidation, dissolution or winding-up of the Company, the assets legally available for distribution to stockholders are distributable equally among the holders of the shares after payment of claims of creditors. Each outstanding share is, and all shares that may be issued in the future, will be fully paid and non-assessable.

There are no provisions in the amended Articles of Incorporation of the Company that would delay, defer, or prevent a change in control of the Company. The Company has no debt securities issued and the Company does not contemplate issuing any in the near future.

NOTE 4 - INCOME TAXES

The Company and its subsidiaries file tax returns in the U.S. Federal jurisdiction and, in the state of Utah.  The Company is no longer subject to U.S. federal or Utah State tax examinations for tax years before and including December 31, 2005. During the years ended December 31, 2009 and 2008, the Company did not recognize interest and penalties.

Deferred tax assets are comprised of the following at December 31, 2009 and 2008:

For the years ended December 31,	2009	2008
Operating Loss Carry Forward	$340,505	$313,426
Valuation Allowance	(340,505)	(313,426)
Total Deferred Tax Asset	$-	$-

The Company had no income tax expense for the years ended December 31, 2009 and 2008.

The following is a reconciliation of the amount of expense that would result from applying federal statutory rates to pretax income (loss) with the provision for income taxes for the years ended December 31:

For the years ended December 31,	2009	2008
Tax at federal statutory rates (34%)	$(59,903)	$6,296
Non-deductible expenses	88	479
Benefit of operating loss carry forward	-	(9,252)
Net operating losses distributed in spin-off and sale	12,047	-
Expiration of net operating losses	26,503	(19,813)
Other changes in the valuation allowance	27,079	21,678
State Benefit, net of federal tax	(5,814)	612
Provision for Income Taxes	$-	$-

The Company has federal operating loss carry forwards of $912,798 that expire from 2009 through 2028. The use of operating loss carry forwards is limited and may not be available to offset future income.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures: We evaluated the effectiveness of the design and operation of our “disclosure controls and procedures” as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as of the end of the period covered by this report. This evaluation (the “disclosure controls evaluation”) was done under the supervision and with the participation of management, including our chief executive officer (“CEO”) and chief financial officer (“CFO”). Rules adopted by the SEC require that in this section of our Annual Report on Form 10-K we present the conclusions of the CEO and the CFO about the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report based on the disclosure controls evaluation.

Objective of Controls: Our disclosure controls and procedures are designed so that information required to be disclosed in our reports filed or submitted under the Exchange Act, such as this Annual Report on Form 10-K, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Our disclosure controls and procedures are also intended to ensure that such information is accumulated and communicated to our management, including the CEO and CFO, and the Board of Directors as appropriate to allow timely decisions regarding required disclosure. There are inherent limitations to the effectiveness of any system of disclosure controls and procedures, including the possibility of human error and the circumvention or overriding of the controls and procedures. Accordingly, even effective disclosure controls and procedures can only provide reasonable assurance of achieving their control objectives, and management necessarily is required to use its judgment in evaluating the cost-benefit relationship of possible disclosure controls and procedures

Management’s Report on Disclosure Controls and Procedures: Based upon the disclosure controls and procedures evaluation, our CEO and CFO have concluded that as of the end of the period covered by this report, our disclosure controls and procedures were effective to provide reasonable assurance that the foregoing objectives are achieved.

However, on October 21, 2010, it was brought to the Company's attention that "Management’s Report on Internal Control over Financial Reporting" was not included in the Form 10-K for the year ended December 31, 2009 as required by Item 308T(a) and (b) of Regulation S-K.  With the failure to record, process, summarize and report this “Managements Report on Internal Control over Financial Reporting” within the time periods specified in the SEC’s rules and forms, the principal executive officer and the principal financial officer re-evaluated and determined that the Company's disclosure controls and procedures were ineffective as of December 31, 2009.  Management had in fact performed this evaluation and to correct this reporting omission, the Form 10-K for the year ended December 31, 2009 has been amended to include the “Management Report on Internal Control over Financial Reporting”.

The principal executive officer and the principal financial officer believe that this omission was as a result of human error, which is an inherent limitation to the effectiveness of any system of disclosure controls and procedures.  Accordingly, even effective disclosure controls and procedures can only provide reasonable assurance of achieving their control objectives.  The principal executive officer and the principal financial officer have brought this omission to the attention of management to minimize the likelihood of a recurrence of such an error.

Management's Report on Internal Control over Financial Reporting

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting.  The Company’s internal control over financial reporting is a process designed under the supervision of the Company’s principal executive officer and principal financial officer to provide reasonable assurance regarding the reliability of financial reporting and preparation of the Company’s financial statements for external purposes in accordance with generally accepted accounting principles.

Due to its inherent limitations, internal control over financial reporting may not prevent or detect misstatements and, even when determined to be effective, can only provide reasonable, not absolute, assurance with respect to financial statement preparation and presentation. Projections of any evaluation of effectiveness to future periods are subject to risk that controls may become inadequate as a result of changes in conditions or deterioration in the degree of compliance.

At December 31, 2009, management assessed the effectiveness of the Company’s internal control over financial reporting based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).  Based on the assessment, management has concluded that the Company’s internal control over financial reporting was effective as of December 31, 2009 and provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with generally accepted accounting principles.

This annual report on internal control over financial reporting (“Annual Report”) does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting.  Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to temporary rules of the SEC that permit the Company to provide only management’s report in this Annual Report.

Changes in Internal Control over Financial Reporting

There was no change in the Company’s internal control over financial reporting during the Company’s most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

PROXY
MAYDAO CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON December 14, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Know all men by these presents that the undersigned shareholder of MAYDAO CORPORATION (“Company”) hereby constitutes and appoints Paul Roszel and Richard R. Ivanovick, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to held at The Little America Hotel, 500 South Main Street, Salt Lake City Utah 84101 on Tuesday December 14, 2010 commencing at 10:00 am MST and at any adjournment thereof.

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.
ELECTION OF DIRECTORS: Three persons are nominated - Paul Roszel, Richard R. Ivanovick and James Roszel (each shareholder has the right to vote the number of common shares held for each of the three nominees).  The election of a nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

a)	Paul Roszel	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

b)	Richard R. Ivanovick	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

c)	James Roszel	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS: Hansen, Barnett & Maxwell, P.C. as the Company’s public accountants for the coming year.  The ratification of the independent public accountants requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	OTHER BUSINESS: Such other business as may properly come before the meeting.

AUTHORITY GRANTED [ ]	AUTHORITY WITHHELD [ ]

Please mark, date and sign your name exactly as it appears here-on and return the Proxy as promptly as possible.  It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting in person.  When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title.  If shares are held jointly, each owner must sign.

Number of Common Shares:______________	______________________________
Signature
______________________________
Joint Owner (if any)
Dated:________________, 2010	______________________________
Printed name(s)/Capacity